Exhibit 99.1

Zymeworks Announces Departure of Neil Klompas, President and Chief Operating Officer

Vancouver, British Columbia (May 18, 2023) – Zymeworks Inc. (Nasdaq: ZYME), a clinical-stage biotechnology company developing novel, multifunctional biotherapeutics, today announced the departure of Neil Klompas, President and Chief Operating Officer.

Mr. Klompas joined Zymeworks in 2007 as Chief Financial Officer and served in multiple capacities until being named Chief Operating Officer and President in 2022. At various points throughout his tenure, he oversaw diverse areas within the Company including finance, legal, business development, human resources, clinical development, manufacturing, and other business functions, and played a central role in building the Company’s programs and leadership in novel multifunctional biotherapeutics during Zymeworks’ formative years.

“I join our Board of Directors and other members of our management team in thanking Neil for his many significant contributions at Zymeworks. During his long tenure, he helped the Company advance many enterprise developments, including multiple financing and business development transactions as a private company, which led to the Company’s initial public offering on the New York Stock Exchange, multiple successful subsequent public follow-on financing transactions, and the collaboration and licensing agreement for zanidatamab with Jazz Pharmaceuticals,” said Kenneth Galbraith, Chair and Chief Executive Officer of Zymeworks. “Neil also provided invaluable support during my first year as Chief Executive Officer, and I am very grateful for his years of leadership and commitment to the Company. We wish Neil all the best in his future endeavors.”

“I’m incredibly proud of what we have achieved and accomplished at Zymeworks over the last sixteen years, and I want to express my sincerest thanks and heartfelt appreciation to all of my current and prior colleagues on the executive committee, Board of Directors and across the entire organization for their contributions, resilience, and dedication. While I am excited about the prospect of stepping away from Zymeworks and exploring new opportunities, I’m confident that the scientific, technical, and clinical professionals at Zymeworks are among the most talented researchers in their respective fields. Coupled with the Company’s strong focus on innovation and technology, I am confident that the leadership team will continue to make great progress in advancing the Company’s emerging pipeline and making a meaningful difference in the lives of patients who are impacted by difficult-to-treat cancers,” added Mr. Klompas.

Mr. Klompas’ departure as the Company’s President and Chief Operating Officer will be effective June 30, 2023, and he will remain as an advisor to the Company to ensure a smooth transition.

About Zymeworks Inc.

Zymeworks Inc. (Nasdaq: ZYME) is a global biotechnology company committed to the discovery, development, and commercialization of novel, multifunctional biotherapeutics. Zymeworks’ mission is to make a meaningful difference for people impacted by difficult-to-treat cancers and other serious diseases. Zymeworks’ complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutic candidates. Zymeworks engineered and developed zanidatamab, a HER2-targeted bispecific antibody using Zymeworks’ proprietary Azymetric™ technology. Zymeworks has entered into separate agreements with BeiGene, Ltd. (BeiGene) and Jazz Pharmaceuticals Ireland Limited (Jazz), granting each of BeiGene and Jazz with exclusive rights to develop and commercialize zanidatamab in different territories. Zanidatamab is currently being evaluated in global Phase 1, Phase 2, and Phase 3 clinical trials, including certain ongoing pivotal clinical trials as a treatment for patients with HER2-expressing cancers. Zymeworks’ next clinical candidate, zanidatamab zovodotin (ZW49), is a HER2-targeted bispecific antibody-drug conjugate (ADC) developed using Zymeworks’ proprietary Azymetric™ and ZymeLink™ Auristatin technologies. Zanidatamab zovodotin is currently being evaluated in a Phase 1 clinical trial for patients with a variety of HER2-expressing, HER2-amplified or HER2-mutant cancers. Zymeworks is also advancing a deep pipeline of product candidates based on its experience and capabilities in both ADC and multispecific antibodies (MSAT). In addition to Zymeworks’ wholly owned pipeline, its therapeutic platforms have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to performance of management, the implementation of changes in management and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; and the other risks described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its quarter ended March 31, 2023 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Contacts:

Investor Inquiries:

Jack Spinks

Director, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Diana Papove

Director, Corporate Communications

(604) 678-1388

media@zymeworks.com